UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 24, 2005
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices, including zip code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On February 24, 2005, the Board of Directors of RF Micro Devices, Inc. (the "Company") committed to a plan to discontinue the Company's internal wireless local area network (WLAN) chipset development efforts as a result of the Company's inability to bring competitive WLAN chipset solutions to market in a timely manner.  The Company will continue to support its WLAN component business, which includes its transceivers for gaming and other applications as well as its WLAN power amplifiers and front-end modules for all WLAN markets.

As a result of the discontinuation of its internal WLAN chipset development efforts, the Company will reduce its WLAN chipset workforce in its San Jose, California location, close its offices in Moscow, Russia and Leuven, Belgium and transfer certain people and resources into other emerging opportunities and product lines within the Company.  These actions are expected to be completed by the end of the fourth quarter of fiscal 2005. The results of these actions are expected to reduce the Company's ongoing operating expenses by approximately $18.0 million to $22.0 million per year, commencing in the Company's fiscal year ending March 31, 2006, which begins April 1, 2005.  Additionally, these actions are expected to result in cash charges for employee severance and related payroll costs of approximately $2.0 million to $3.0 million and lease termination costs of approximately $1.0 million.  These cash charges are expected to be recognized in the fourth quarter of fiscal 2005 and the first quarter of fiscal 2006, respectively. During the fourth quarter of fiscal 2005, the Company may also record a non-cash charge for impairment of equipment of up to $3.5 million, depending on the alternative uses available for such equipment, and will incur a non-cash charge for impairment of intangible assets, consisting of acquired technology licenses and excluding goodwill, if any, of approximately $37.0 million.  The total costs expected to be incurred in connection with the discontinuation of the internal WLAN chipset development efforts are approximately $40.0 million to $44.5 million.

The Company will determine the amount of goodwill impairment, if any, with the assistance of an independent valuation firm during the fourth quarter of fiscal year 2005.  The Company currently anticipates that the discontinuation of its WLAN chipset development efforts will not materially impact quarterly revenue for the fourth quarter of fiscal 2005 and does not currently expect that this action will result in future cash expenditures, other than as outlined above.

Item 2.06.  Material Impairments.

The disclosure included in response to Item 2.05 is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(c)        Exhibits

Exhibit No.                                Description of Exhibit

99.1                                          Press Release dated February 28, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:/s/ Barry D. Church
                                                                                  Barry D. Church
                                                                                  Vice President and Corporate Controller

Date:    February 28, 2005

                                                                                                                  EXHIBIT INDEX

Exhibit No.             Description of Exhibit
99.1                       Press Release dated February 28, 2005